Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of RF Industries, Ltd. of our report dated January 29, 2015 on our audits of the consolidated financial statements of RF Industries, Ltd. and Subsidiary as of October 31, 2014 and 2013, and for the years then ended, included in the Annual Report on Form 10-K of RF Industries, Ltd. for the year ended October 31, 2014.

/s/ CohnReznick LLP

San Diego, California

July 20, 2015